Exhibit 99.1

News

Contacts:
Media:
Robert W Grupp
610.738.6402
rgrupp@cephalon.com

Investors:
Robert (Chip) Merritt
610.738.6376
cmerritt@cephalon.com

FOR IMMEDIATE RELEASE

Cephalon Inc. Granted Composition of Matter Patent Covering NUVIGIL™

New Patent Protection Extends Until 2023

Frazer, Pa.—Nov. 7, 2006—Cephalon, Inc. (Nasdaq: CEPH) announced today that the U.S. Patent and Trademark Office has issued U.S. Patent No. 7,132,570 (the ‘570 patent) covering a novel polymorphic form of armodafinil, the active pharmaceutical ingredient in NUVIGIL™ (armodafinil) Tablets, which is pending approval with the U.S. Food and Drug Administration (FDA). The issued patent will expire on Dec. 18, 2023, and specifically claims compositions of matter of the Form I polymorph of armodafinil, as well as pharmaceutical formulations and methods of manufacturing.

“Our scientists have discovered several novel polymorphs associated with armodafinil.  Significantly, we believe polymorphic Form I is the most stable crystalline form of these, is present in the formulation that we expect to bring to market, and is very likely to be present in any other formulation of armodafinil that may be developed,” said Dr. Jeffry Vaught, Executive Vice President and President of Research & Development. “We believe this patent will provide strong protection for NUVIGIL.”

John E. Osborn, Executive Vice President and General Counsel, said, “Our PROVIGIL patent litigation settlements of the past year, and the associated licenses to certain intellectual property, do not grant any rights to this important patent. This new protection provides us with the confidence to continue to develop this market and expand our wakefulness franchise.”

— more —

The company submitted a new drug application in 2005 seeking to market NUVIGIL for the treatment of excessive sleepiness associated with narcolepsy, obstructive sleep apnea/hypopnea syndrome (OSA/HS) and shift work sleep disorder (SWSD). The company received an approvable letter for NUVIGIL earlier this year from the FDA, and a response from the agency is expected no later than Dec. 31, 2006.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pa., and offices, laboratories or manufacturing facilities in West Chester, Pa.; Salt Lake City, and suburban Minneapolis. Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company currently markets six proprietary products in the United States: PROVIGIL® (modafinil) Tablets [C-IV], FENTORA™ (fentanyl buccal tablet) [C-II], ACTIQ® (oral transmucosal fentanyl citrate) [C-II], GABITRIL® (tiagabine hydrochloride), TRISENOX® (arsenic trioxide) injection, and VIVITROL® (naltrexone for extended-release injectable suspension). Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

- - -

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products, including the prospects for and timing of regulatory approval of NUVIGIL; intellectual property protection for its products, including the new composition of matter patent for NUVIGIL, the likelihood that polymorphic Form I compositions of matter will be found in other formulation of armodafinil that may be developed and the breadth and strength of this NUVIGIL patent until its expiration date; interpretation of clinical results; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

# # #